UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EAGLE GROWTH AND INCOME OPPORTUNITIES FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Your Vote Counts!
EAGLE GROWTH & INCOME OPP FUND 2020 Special Meeting Vote by January 20, 2020
Vote Now!

According to our latest records, we have not received your voting instructions!

Important proxy voting material is ready for your action.

As an investor in this security, you have the right to vote on important issues. Make your voice heard now! Control Number: Account Number: Meeting Date: January 21, 2020	Ways to Vote
Go to ProxyVote.com
Call 1-800-454-8683
At the Meeting

Important Materials : Proxy Statement   Supplement   Reminder Notice

For holders as of November 18, 2019
CUSIP: 26958J105

Why Should I Vote? Make your voice heard on critical issues like board elections, executive compensation, ESG and human rights. The outcome of the vote can affect the value of your shares.

(c) 1997-2020 Broadridge Financial Solutions Inc.
P.O. Box 1310, Brentwood, NY 11717
ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners.

Email Settings | Terms and Conditions | Privacy Statement

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.